EXHIBIT 99.01

Investor Contact: Ken Tinsley Opsware Inc. 408-212-5241 ktinsley@opsware.com	Press Contact: Zenobia Austin Opsware Inc. 408-212-5220 zenobia@opsware.com

OPSWARE INC. REPORTS THIRD QUARTER RESULTS

SUNNYVALE, Calif., December 4, 2003—Opsware Inc. (NASDAQ: OPSW), the leading provider of data center automation (DCA) software, today reported results for its third quarter ended October 31, 2003.

During the third quarter, the company generated positive pro forma cash flow from operations of approximately $1.2 million, excluding amounts paid for liabilities remaining from the managed services business which was sold to EDS last year. Cash flow from operations, on a GAAP basis, was $(10.5) million. A reconciliation between cash flow on a GAAP basis and pro forma cash flow is provided in a table immediately following the Condensed Consolidated Statements of Cash Flows attached to this release.

The company ended the period with cash resources, including temporarily restricted cash, of over $56 million.

Net revenue, which is mostly recognized ratably, totaled $5.0 million for the quarter ended October 31, 2003, up from $4.3 million in the prior quarter.

Net loss was $2.0 million, or $(0.03) per share which improved from $3.1 million or $(0.04) per share in the prior quarter.

“We are pleased with our overall operating results for the quarter and our momentum on all fronts – customers, partnerships, product delivery, and leading the charge on standardization with the introduction of DCML,” said Ben Horowitz, president and CEO of Opsware Inc. “The market for Opsware’s software continues to develop well and we continue to expand our lead in the IT automation software category.”

The company will provide additional detail on its quarterly results and forward looking guidance related to its business and financial condition on the conference call referenced below.

About the Conference Call

Opsware will host a conference call on Thursday, December 4, 2003 beginning at 2:00 p.m. PT to detail today’s announcement. Interested parties may access the conference call by dialing (913) 981-5558. A live audio version and replay of the conference call will be available on the Investor Relations section of Opsware’s web site at http://investor.opsware.com.

About Opsware Inc. (NASDAQ:OPSW)

Opsware Inc., formerly Loudcloud, is the leading provider of data center automation software, offering a complete solution for enterprises, government agencies and service providers looking to reduce costs and increase IT efficiencies. The Opsware System automates the complete IT lifecycle including provisioning, deploying, changing, scaling, securing, recovering, consolidating, auditing and reallocating servers and business applications. The Opsware System uniquely combines process automation with built in operations knowledge on a broad range of operating systems, software infrastructure products and applications. The Opsware System was the foundation of Loudcloud’s software-powered managed services business and has been proven to lower costs, accelerate change and increase service quality. For more information on Opsware Inc., please visit our Web site at www.opsware.com.

This press release contains forward-looking statements regarding the growth of the market for our software and our opportunities in that market. These statements are subject to risks and uncertainties that could cause actual results to differ materially from these statements, including the risk that our experience operating as a software company is limited, that there is unproven demand for our Opsware automation software, that we may not release our software products on time and that these products may not perform as described or as hoped, and that future revenue from sales of Opsware automation software is uncertain. More information about these and other factors that could affect our business and financial results is included in our Form 10-K filed with the SEC on May 1, 2003 under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Forms 10-Q and 8-K that we file during the fiscal year.

Opsware and Loudcloud are service marks and trademarks of Opsware Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

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OPSWARE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	October 31, 2003	January 31, 2003
	(unaudited)	(A)
ASSETS
Current assets:
Cash and cash equivalents	$53,242	$63,162
Accounts receivable, net	3,168	—
Prepaid expenses and other current assets	2,987	2,094

Total current assets	59,397	65,256
Property and equipment, net	4,262	5,550
Restricted cash	2,920	3,821
Prepaid rent	3,197	—
Other assets	855	1,252

Total assets	$70,631	$75,879

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$419	$493
Accrued data center facility costs	6,850	7,843
Other accrued liabilities	5,415	8,949
Advances from customers	2,540	2,539
Deferred revenue, current portion	6,126	—
Accrued restructuring costs, current portion	454	2,011
Capital lease obligations, current portion	34	43

Total current liabilities	21,838	21,878
Capital lease obligations, net of current portion	—	23
Deferred revenue, net of current portion	1,581	—
Accrued restructuring costs, net of current portion	2,287	7,840

Commitments and contingencies

Stockholders’ equity:
Common stock	81	79
Additional paid-in capital	507,848	500,976
Notes receivable from stockholders	(385)	(793)
Deferred stock compensation	(750)	(1,665)
Accumulated deficit	(461,904)	(452,863)
Accumulated other comprehensive income	35	404

Total stockholders’ equity	44,925	46,138

Total liabilities and stockholders’ equity	$70,631	$75,879

(A)	The balance sheet at January 31, 2003 has been derived from the audited consolidated financial statements at that date, but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.

OPSWARE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2003	2002	2003	2002
Net revenues	$5,010	$2,627	$11,816	$37,572
Cost and expenses:
Cost of revenues*	1,172	2,995	3,187	51,022
Research and development*	2,111	2,873	6,608	10,054
Sales and marketing*	2,240	2,371	6,501	15,209
General and administrative*	2,396	2,432	7,060	9,619
Restructuring costs, net	269	12,669	1,184	19,682
Amortization (reversal) of deferred stock compensation	66	(18,303)	445	(12,323)

Total cost and expenses	8,254	5,037	24,985	93,263

Loss from operations	(3,244)	(2,410)	(13,169)	(55,691)

Gain from retirement of senior discount notes	—	—	—	8,736
Gain on sale of assets and liabilities from Managed Services Business	1,052	50,660	1,184	50,660
Interest and other income (expense), net	155	2,338	2,944	(173)

Income (loss) before income taxes	(2,037)	50,588	(9,041)	3,532

Provision for income taxes	—	(1,500)	—	(1,500)

Net income (loss) applicable to common stockholders	$(2,037)	$49,088	$(9,041)	$2,032

Basic net income (loss) per share applicable to common stockholders	$(0.03)	$0.67	$(0.12)	$0.03

Diluted net income (loss) per share applicable to common stockholders	$(0.03)	$0.65	$(0.12)	$0.03

Shares used in computing basic and diluted net income (loss) per share
Basic	79,425	72,989	78,060	70,743
Diluted	79,425	76,123	78,060	73,632

* Excludes amortization (reversal) of deferred stock compensation of the following (1):

Cost of revenue	$61	$(6,821)	$155	$(3,725)
Research and development	(72)	(2,863)	192	(869)
Sales and marketing	40	(1,881)	145	(2,050)
General and administrative	37	(6,738)	(47)	(5,679)

Total amortization (reversal) of deferred stock compensation	$66	$(18,303)	$445	$(12,323)

(1)	Given the non-cash nature of the expense, we believe presenting amortization (reversal) of deferred stock compensation in a separate line item more accurately reflects the results of our individual operating categories.

OPSWARE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except per share amounts)

(unaudited)

	Three months ended October 31,
	2003	2002
Operating activities:
Net income (loss)	$(2,037)	$49,088
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	761	1,994
Gain on sale of assets and liabilities from Managed Services Business	—	(50,660)
Amortization of deferred stock compensation	66	(18,303)
Loss on disposal of property and equipment	—	1,171
Charge related to equity transactions	1,283	—
Changes in operating assets and liabilities:
Accounts receivable	20	(166)
Prepaid expenses, other current assets and other assets	(187)	3,493
Prepaid rent	(3,197)	—
Accounts payable	148	1,163
Accrued data center facility costs	(993)	—
Other accrued liabilities	(1,616)	4,309
Advances from customers	(2,158)	—
Deferred revenue	4,567	(7,576)
Accrued restructuring costs	(7,123)	5,246

Net cash used in operating activities	(10,466)	(10,241)
Investing activities:
Purchases of property and equipment	(225)	(378)
Decrease in restricted cash	901	8,761
Proceeds on sale of assets and liabilities related to Managed Services Business	—	61,244

Net cash provided by investing activities	676	69,627
Financing activities:
Proceeds from issuance of common stock, net	1,692	647
Payments on lease obligations	(11)	(8)
Repayment of notes receivable	224	860

Net cash provided by financing activities	1,905	1,499

Net increase (decrease) in cash and cash equivalents	(7,885)	60,885
Cash and cash equivalents at beginning of period	61,127	15,504

Cash and cash equivalents at end of period	$53,242	$76,389

Supplemental disclosures of cash flow information
Cash paid for interest	$2	$7
Supplemental schedule of non-cash investing and financing activities
Equipment purchased under capital lease	$—	$84
Cancellation of stockholders’ notes receivable	$4	$742

A reconciliation between operating cash flow on a GAAP basis and pro forma cash flow is as follows: (1)
GAAP net cash used in operating activities	$(10,466)	$(10,241)
Prepaid rent	5,185	—
Restructuring	6,502	—

Pro forma—net cash provided by (used in) operating activities	$1,221	$(10,241)

(1)	Given that these payments were related to liabilities associated with our Managed Services Business, we believe that the pro forma cash flow number which excludes the effect of these payments more accurately reflects the operating activities of the Software Business.